Exhibit 16.1

Baker Tilly Virchow Krause, LLP
225 S Sixth St, Ste 2300
Minneapolis, MN 55402-4661
tel 612 876 4500
fax 612 238 8900
bakertilly.com

April, 7, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Table Trac, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commissions, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Table Trac, Inc. dated April 7, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

Beker Tilly Virchow Krause, LP